EXHIBIT 10.2
CONTRIBUTION AGREEMENT
          THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of September 30, 2010, is by and between Pegasus Partners IV, L.P., a Delaware limited partnership (“Investor”), and LSGC Holdings LLC, a Delaware limited liability company (the “Company”).
          WHEREAS, Investor has executed the Limited Liability Company Agreement of the Company, dated the date hereof;
          WHEREAS, Investor wishes to effect a contribution to the Company of (i) $18,850,000 in cash and (ii) the equity interests identified on Exhibit A hereto (together the “Contribution”); and
          WHEREAS, the Company wishes to accept the Contribution and in consideration therefor credit Investor’s capital account with a capital contribution equal to (i) $18,850,000 plus (ii) the aggregate initial purchase price paid in exchange for the equity interests set forth in Exhibit A hereto, which aggregate amount is equal to $103,653,108.
          NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Contribution.
     As of the date hereof:
          (a) Investor shall contribute, transfer, assign, convey and deliver to the Company, as a contribution to capital, the Contribution; and
          (b) the Company shall accept the Contribution and immediately thereafter shall credit Investor’s capital account with a capital contribution equal to $122,503,108.
     2. Miscellaneous
          (a) This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof.
          (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.
          (c) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

          (d) This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, without reference to the conflict of laws principles thereof.
[Signature Page To Follow]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement effective as of the date first written above.

COMPANY

LSGC HOLDINGS LLC

By: Pegasus Partners IV, L.P., its managing member

By: Pegasus Investors IV, L.P., its general partner

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Steven Wacaster
Name: Steven Wacaster
Title: Vice President

INVESTOR

PEGASUS PARTNERS IV, L.P.

By: Pegasus Investors IV, L.P., its general partner

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Steven Wacaster
Name: Steven Wacaster
Title: Vice President
Signature Page to LSGC Holdings LLC Contribution Agreement

Exhibit A
Contributions from Pegasus Partners IV, L.P.
1)	947,000 Class A Membership Units in LED Holdings, LLC, a Delaware limited liability company.

2)	23,191,459 shares of LSGC Common Stock.

3)	Warrants to purchase 942,857 shares of LSGC Common Stock, dated July 25, 2008, issued in connection with that certain guaranty agreement, dated as of July 25, 2008, by and between Pegasus and LSGC.

4)	60,758,777 Series D Units, consisting of 60,758,777 shares of Series D Preferred Stock of LSGC, par value $0.001 per share and warrants to purchase 60,758,777 shares of LSCG Common Stock.
Exhibit — A